Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Amendment No. 1 to Registration Statement (No. 333-201480) on Form S-1 of Marina Biotech, Inc. of our report dated February 17, 2015, relating to our audits of the consolidated financial statements, appearing in the Preliminary Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the caption “Experts” in such Preliminary Prospectus.

/s/ Wolf & Company, P.C.

Wolf & Company, P.C.
Boston, Massachusetts

March 3, 2015